UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The Registrant is filing this amendment to its Current Report on Form 8-K as originally filed on September 14, 2016 (the “Original 8-K”), to amend the disclosure contained in Item 5.03 of the Original 8-K following requested revisions and additional filings requested by the Secretary of State of the State of Delaware in connection with the filing of the Fourth Certificate of Amendment to the Registrant’s Certificate of Incorporation to effect an 80-to-1 reverse stock split in the shares of common stock of the Registrant effective at 12:01 am EDT on September 16, 2016 (the “Reverse Stock Split”).  The revisions to the Certificate of Amendment and the additional filing were made to clarify the effect of the Registrant’s December 10, 2015 Second Certificate of Amendment which, in part, changed the par value of the Company’s shares of common stock from $0.001 to $0.0001.  As part of the revisions, the Registrant filed a Fifth Certificate of Amendment and a Certificate of Correction to the Second Certificate of Amendment. The revisions to do not otherwise amend or alter the Reverse Stock Split as described in the Original 8-K which will still be effective at 12:01 am EDT on September 16, 2016. No other amendments, revisions or alterations were made to the disclosure contained in the Original 8-K.

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

In relation to the Company’s senior secured convertible notes issued pursuant to the securities purchase agreement between the Company and certain holders of such convertible notes dated June 29, 2016 (the “SPA”), pursuant to the approval of the Company’s stockholders of the removal of the limitation on the issuance of shares of common stock under the terms of the notes to 20% of the Company’s issued and outstanding shares of common stock on the date of issuance of the convertible notes, pursuant to Section 3(d)(ii) of the convertible notes, the convertible notes are no longer subject to such cap on the issuance of shares of common stock.

In relation to the Company’s outstanding Series H Warrants to purchase 56,250,000 shares of common stock, which were issued under the SPA, and the Company’s Subordination Warrants to purchase 1,687,500 shares of common stock, which were issued on July 1, 2016, pursuant to the approval of the Company’s stockholders of the removal of the exercise floor price of $1.70 on the Series H Warrants and the Subordination Warrants, pursuant to Section 2(a) and 2(b) of the Series H Warrants and the Subordination Warrants, the exercise floor price is no longer applicable and the exercise price of the Series H Warrants and the Subordination Warrants was adjusted to $0.20 per share of common stock on September 12, 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2016, Great Basin Scientific, Inc. (the “Company”) held its annual meeting (the “Annual Meeting”) of its stockholders.  At the Annual Meeting, the stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1 to 40 and 1 to 80, such ratio to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”). On September 13, 2016, the Board held a meeting and approved the Reverse Stock Split at a ratio of 1 to 80, such Reverse Stock Split to be effective at 12:01 am EDT on September 16, 2016.

On September 15, 2016, the Company filed a Fifth Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which effects the Reverse Stock Split on September 16, 2016 at 12:01 am EDT.

On September 15, 2016, the Company also filed a Certificate of Correction to the Second Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, which clarified that the Second Certificate of Amendment to its Certificate of Incorporation filed on December 10, 2016, changed the par value of the Company’s stock from $0.001 to $0.0001 per share. The Certificate of Correction amends and restates Article IV in its entirety as it was amended on December 10, 2016 to change the par value of the shares of common stock from $0.001 to $0.0001 as part of the 60-to-1 reverse stock split effected by the Second Certificate of Amendment. No other changes were made to the Seventh Amended and Restated Certificate of Incorporation.

As a result of the Reverse Stock Split, every eighty (80) shares of the Company’s issued and outstanding common stock, par value $0.0001 was converted into one (1) share of common stock, par value $0.0001 reducing the number of issued and outstanding shares of the Company’s common stock from approximately 78.4 million to approximately 1.0 million.  There was no change in the par value of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by eighty (80), will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock of the Company.  Pursuant to the terms of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”) and senior secured convertible notes (the “Convertible Notes”), the conversion price at which Series E Preferred Shares and Convertible Notes may be converted into shares of common stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price per share and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

The above description of the Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Trading of the Company’s common stock on the NASDAQ Capital Market on a split-adjusted basis is expected to begin at the opening of trading on September 16, 2016. The trading symbol for the common stock will remain “GBSN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 39013L 601.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the Annual Meeting, stockholders representing 29,175,359 (70.94%) shares of the Company’s 41,124,301 issued and outstanding shares of common stock entitled to vote as of the record date of August 9, 2016 were present in person or by proxy, representing a quorum for the purposes of the Annual Meeting.  The matters voted on at the Annual Meeting and the results of the votes were as follows:

	FOR		WITHHOLD	BROKER NON-VOTES
To elect two nominees to serve as Class II members of the Board of Directors to serve for a  the par value of shares of our Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”).

Nominees

1a.  Sam Chawla
1b.  Ronald Labrum

	14,342,271 14,354,877		3,385,085 3,372,479	11,448,003 11,448,003
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
To ratify for purposes of complying with NASDAQ Listing Rule 5635(d), the April 4, 2016 exchange of all of the Company’s issued and outstanding Series E Warrants for 650,160 shares of the Company’s Common Stock pursuant to the terms of those certain Exchange Agreements, dated April 3, 2016, between the Company and the investors named therein (the “Series E Warrant Exchange Proposal”)	16,129,304	1,210,928	387,124	11,448,003

To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series H Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 29, 2016 (the “Securities Purchase Agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding before the issuance of such senior secured convertible notes and related Series H Warrants and certain subordination warrants and without giving effect to the exercise price floor of such Series H Warrants and subordination warrants (the “NASDAQ 20% Issuance Proposal”)
	16,137,512	1,217,176	372,668	11,448,003
To approve for purposes of compliance with the Securities Purchase Agreement, dated December 28, 2015, an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio between 40-to-1 and 80-to-1 and effective upon a date on or prior to December 31, 2016 to be determined by the Company’s board of directors (the “Reverse Stock Split”)	24,984,519	4,150,916	39,924	0
To approve for purposes of complying with the terms of the Securities Purchase Agreement dated June 29, 2016 an amendment to the Certificate of Incorporation, to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares, par value $0.0001, to 350,000,000, par value $0.0001 (the “Authorized Share Increase”)	16,413,971	1,303,494	9,891	11,448,003
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016 (the “Accountant Appointment Proposal”)	24,202,015	2,450,779	2,522,565	0
To authorize an adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Series E Warrant Exchange, NASDAQ 20% Issuance Proposal, the Reverse Stock Split or the Authorized Share Increase (the “Adjournment Proposal”)	16,420,914	1,273,021	33,421	11,448,003

All nominees for election for director were appointed. The Series E Warrant Exhange, the NASDAQ 20% Issuance Proposal, the Reverse Stock Split and the Accountant Appointement Proposal were approved by the shareholders.  The Authorized Share Increase was not approved by the shareholders.  While the Adjournment Proposal was approved, the proxy holders determined not to adjourn the Annual Meeting to solicit more votes for the Authorized Share Increase.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fifth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.
3.2	Certificate of Correction to the Second Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 15, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.
3.2	Certificate of Correction to the Second Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.